Exhibit 10.3

Execution Version

DIRECTOR DESIGNATION AGREEMENT

This DIRECTOR DESIGNATION AGREEMENT, dated as of November 12, 2013 (this “Agreement”), is entered into by and among NEW SOURCE ENERGY PARTNERS L.P., a Delaware limited partnership (the “Partnership”), NEW SOURCE ENERGY GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”), DEYLAU, LLC, a Delaware limited liability company (“Deylau”) and SIGNATURE INVESTMENTS, LLC, an Oklahoma limited liability company (“Signature” and together with Deylau, the “Designators”).

Recitals

WHEREAS, pursuant to the Contribution Agreement by and among the Partnership, the Designators, MCE, LLC, a Delaware limited liability company (the “Contributor”), and certain other parties dated as of November 12, 2013 (the “Contribution Agreement”), the Designators will receive 100 Class B Units (the “Class B Units”) in MCE, LP, a Delaware limited partnership (“MCE”) in exchange for the Contributor’s contribution of its limited partner interest in MCE to the Partnership;

WHEREAS, to induce the Designators to enter into the Contribution Agreement and the transactions contemplated thereby, the Partnership Parties are required to deliver this Agreement, duly executed by each of them, to the Designators contemporaneously with the Closing of the transaction contemplated by the Contribution Agreement;

WHEREAS, the Designators’ continued investment in MCE pursuant to the Contribution Agreement is reasonably expected to benefit the Partnership; and

WHEREAS, the Partnership Parties believe it to be in their best interests, and the Designators believe it to be in their best interests, to have certain agreements in respect of the Designators’ right to designate a member of the board of directors of the General Partner (the “Board”) pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

Agreement

Section 1. Definitions.

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Contribution Agreement. As used in this Agreement, the following terms have the meanings indicated:

“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.

“Board” shall have the meaning specified in the Recitals to this Agreement.

“Class B Units” shall have the meaning specified in the Recitals to this Agreement.

“Contribution Agreement” shall have the meaning specified in the Recitals to this Agreement.

“Contributor” shall have the meaning specified in the Recitals to this Agreement.

“Designated Director” shall have the meaning specified in Section 2(a) of this Agreement.

“Designators” shall have the meaning specified in the introductory paragraph of this Agreement.

“Deylau” shall have the meaning specified in the introductory paragraph of this Agreement.

“General Partner” shall have the meaning specified in the introductory paragraph of this Agreement.

“General Partner LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of February 13, 2013, as amended from time to time.

“MCE” shall have the meaning specified in the Recitals to this Agreement.

“NYSE” means the New York Stock Exchange.

“Partnership” shall have the meaning specified in the introductory paragraph of this Agreement.

“Partnership Parties” shall have the meaning specified in the introductory paragraph of this Agreement.

“Resignation Event” means (i) that the Designated Director (A) is prohibited or disqualified from serving as a director of the Partnership under any rule or regulation of the Commission, the NYSE or by applicable Law; (B) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to the Partnership Parties or their members or partners, respectively; (C) has engaged in acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law; or (D) has engaged in any transaction from which the Designated Director derived an improper personal benefit or (ii) a Termination Event.

“Signature” shall have the meaning specified in the introductory paragraph of this Agreement.

“Termination Event” means the Designators and their respective Affiliates collectively holding fewer than 50 Class B Units.

Section 2. Director Designation Rights.

(a) On or prior to the date hereof, Deylau shall adopt resolutions in its capacity as controlling member of the General Partner, that (i) increase the number of natural persons that constitute the whole Board by one (1) person and (ii) fill the vacancy created by virtue of such increase in the size of the Board with an individual designated by the Designators (the “Designated Director”), pursuant to Section 6.2(a)(ii) of the General Partner LLC Agreement; provided, however, that the Designated Director shall, in the sole judgment of the General Partner, (i) have the requisite skill and experience to serve as a director of a publicly traded company, (ii) not be prohibited or disqualified from serving as a director pursuant to any rule or regulation of the Commission, the NYSE or by applicable Law and (iii) otherwise be reasonably acceptable to the Partnership Parties. The Designators and the Designated Director agree to timely provide the Partnership Parties with accurate and complete information relating to the Designators and the Designated Director that may be required to be disclosed by the Partnership under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. In addition, at the Partnership’s request, the Designators shall cause the Designated Director to complete and execute the Partnership’s Standard Director and Officer Questionnaire prior to being admitted to the Board or standing for reelection to the Board or at such other time as may be requested by the Partnership.

(b) The Designated Director will hold office until (i) his or her term expires and such Designated Director’s successor designated by the Designators has been duly appointed and qualified or (ii) such Designated Director’s earlier death, resignation or removal. For the avoidance of doubt, for so long as Deylau is the controlling member of the General Partner, Kristian B. Kos shall not be deemed to be the Designated Director.

(c) Prior to a Termination Event:

(i) any Designated Director may be removed pursuant to Section 6.2(b) of the General Partner LLC Agreement. Any vacancy created by such removal, by the death or resignation of the Designated Director or upon the expiration of the term of the Designated Director shall be filled by the Board with an individual designated by the Designators who, subject to the conditions of Section 2(a) of this Agreement, shall become the Designated Director; and

(ii) upon written notice from the Partnership to the Designators that a Resignation Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting the Resignation Event, the Designators will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice, and any vacancy created by such resignation shall be filled by the Board with an individual designated by the Designators who, subject to the conditions of Section 2(a) of this Agreement, shall become the Designated Director.

(d) Any action by the Designators to designate or replace the Designated Director shall be evidenced in writing furnished to the Partnership Parties and shall be signed by or on behalf of the Designators. Notwithstanding the foregoing, the Designators and the Partnership Parties agree that the initial Designated Director nominee shall be Dikran Tourian, and no separate action by Deylau to designate such initial Designated Director shall be required.

(e) Prior to designating a Designated Director, the Designators shall enter into a written agreement with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event. The Designators acknowledge and agree that such an agreement is in the best interest of the Partnership Parties and the Designators, and that the Partnership Parties shall be third party beneficiaries of the terms and conditions of such an agreement, and the Partnership Parties shall have the right to enforce such an agreement to the same extent as the parties thereto.

(f) The Partnership Parties shall not take any action that would lessen, restrict, prevent or otherwise have an adverse effect upon the foregoing rights of the Designators to Board representation; provided, however, that Partnership Parties shall not be prohibited from taking such action that the Board determines (i) may be necessary or appropriate to (A) comply with any rule or regulation of the Commission or the NYSE, (B) comply with applicable Law or (C) facilitate trading of the Partnership’s Common Units on the NYSE; or (ii) is required to effect the intent of the provisions of the General Partner LLC Agreement.

Section 3. Termination of Director Designation Rights. Upon the occurrence of a Termination Event, the Designators’ right to designate the Designated Director shall automatically terminate, and the Designators shall cause the Designated Director then serving as a member of the Board, promptly upon (and in any event within two (2) Business Days following) receipt of a written request from the Partnership Parties, to resign as a member of the Board.

Section 4. Director Indemnification. At all times while the Designated Director is serving as a member of the Board, and following any such Designated Director’s death, resignation, removal or other cessation as a director, in such former Designated Director’s capacity as a former director, each Designated Director shall be entitled to all rights to indemnification and exculpation as are then made available to any other member of the Board.

Section 5. Miscellaneous.

(a) Unit Measurements. Notwithstanding anything herein to the contrary, all measurements and references in this Agreement related to Class B Units or amounts shall be, in each instance, appropriately adjusted for unit splits, unit combinations, unit distributions and the like.

(b) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the Partnership Parties or any of their Affiliates or the Designators or any of their Affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(c) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in Section 11.01 of the Contribution Agreement.

(d) Interpretation. Section and Schedule references in this Agreement are references to the corresponding Section or Schedule to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a party, such action shall be in such party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(e) Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(f) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(g) No Waiver; Modifications in Writing.

(i) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(ii) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

(h) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

(i) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of each of the other parties; provided, however, that any of the rights and obligations of the respective Designators hereunder may be transferred or assigned in whole or in part by the

Designators to any Affiliate of either of the Designators without the consent of the Partnership Parties; and provided, further, that such rights and obligations shall terminate and cease to be so transferred or assigned upon any such Affiliate to which such rights and obligations are transferred or assigned no longer being an Affiliate of either of the Designators.

(j) Independent Counsel. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

(k) Specific Enforcement. Each of the parties acknowledges and agrees that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(l) Further Assurances. Each of the parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

NEW SOURCE ENERGY PARTNERS L.P.

By:	/s/ Richard Finley
Name:	Richard Finley
Title:	Chief Financial Officer

NEW SOURCE ENERGY GP, LLC

By:	/s/ Richard Finley
Name:	Richard Finley
Title:	Chief Financial Officer

DEYLAU, LLC

By:	/s/ Kristian Kos
Name:	Kristian Kos
Title:	Manager

SIGNATURE INVESTMENTS, LLC

By:	/s/ Dikran Tourian
Name:	Dikran Tourian
Title:	Manager

Signature Page to Director Designation Agreement